Exhibit 23.3

CONSENT OF QUALIFIED PERSON

Integral Consulting Inc. (“Integral”), in connection with Allkem Livent plc’s registration statement on Form S-4 and the proxy statement/prospectus included therein (collectively, the “Registration Statement”), consents to:

•
the use in connection with the Registration Statement of, and references therein to, the technical report titled “Resource and Reserve Report, Pre-Feasibility Study, Salar del Hombre Muerto, Argentina” (the “Technical Report Summary”), dated February 21, 2023, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and which is included as an exhibit to, and portions of which are summarized in Livent Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”), which Form 10-K is incorporated by reference in the Registration Statement;

•
the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Registration Statement; and

•
any extracts from or a summary of the Technical Report Summary included in or incorporated by reference in the Registration Statement and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was or were prepared by us, that we supervised the preparation of and/or that was or were reviewed and approved or certified to by us, that is or are included or incorporated by reference in the Registration Statement.

Integral is responsible for authoring, and this consent pertains to, the Technical Report Summary. Integral certifies that it has read the descriptions and references to the Technical Report Summary in the Registration Statement and the documents incorporated by reference therein and that such descriptions and references fairly and accurately represent the information in the Technical Report Summary for which it is responsible.

Date: July 20 , 2023

INTEGRAL CONSULTING INC.

By:	/s/ William Cutler
	Name:	William Cutler, Ph.D., P.G.
	Title:	Principal